Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 149 on the Registration Statement (Form N-1A, File No. 033-23512) of Voya Investors Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 27, 2025, with respect to Voya Balanced Income Portfolio, Voya Government Liquid Assets Portfolio, Voya High Yield Portfolio, Voya Large Cap Growth Portfolio, Voya Large Cap Value Portfolio, Voya Limited Maturity Bond Portfolio, Voya U.S. Stock Index Portfolio, Voya Inflation Protected Bond Plus Portfolio, VY® CBRE Global Real Estate Portfolio, VY® CBRE Real Estate Portfolio, VY® Invesco Growth and Income Portfolio, VY® JPMorgan Emerging Markets Equity Portfolio, VY® JPMorgan Small Cap Core Equity Portfolio, VY® Morgan Stanley Global Franchise Portfolio, VY® T. Rowe Price Capital Appreciation Portfolio, VY® T. Rowe Price Equity Income Portfolio, Voya Global Perspectives® Portfolio, Voya Retirement Conservative Portfolio, Voya Retirement Growth Portfolio, Voya Retirement Moderate Portfolio and Voya Retirement Moderate Growth Portfolio (the “Funds”) (twenty one of the funds constituting Voya Investors Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2024 into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP

Boston, Massachusetts

April 28, 2025